                                                                   EXHIBIT 3.6



                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                                LINCOLN BANCORP

              John J. Keating and Richard H. Close certify that:

         1. They are the President and the Secretary, respectively, of Lincoln Bancorp, a California Corporation.

         2. The following amendment of the Articles of Incorporation of said corporation has been approved the Board of Directors of the Corporation.

         3. The first paragraph of Article Four of the Articles of Incorporation of the corporation is hereby amended to read:

                 (a) This corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock" and referred to herein either as Common Stock or Common shares and preferred Stock or Preferred shares, respectively. The total number of shares of Common Stock shall be 24,000,000 no par value. The total number of shares of Preferred Stock shall be 10,000,000.

                 Upon this amendment becoming effective, each five outstanding shares of Common Stock shall be converted into six shares of Common Stock.

         4. As prescribed by Section 902(c) of the California Corporations Code, such amendment may be adopted by approval of the Board of Directors alone in that the amendment effects only a stock split and the corporation has only one class of outstanding shares.

         Each of us declares under penalty of perjury that the matters set forth in this Certificate of Amendment are true of his own knowledge. Executed at Encino, California May 14, 1990.


                                                       /s/
                                       -------------------------------------
                                       John J. Keating, President


                                                       /s/
                                       -------------------------------------
                                       Richard H. Close, Secretary